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                                                                  Exhibit 23(a)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Russell Corporation 2000 Employee Stock Purchase Plan of our reports (a) dated January 29, 1999, with respect to the consolidated financial statements of Russell Corporation and Subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended January 2, 1999, and (b) dated March 29, 1999, with respect to the financial statement schedule included therein, as filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
Birmingham, Alabama
February 9, 2000


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